UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2018

SONOCO PRODUCTS COMPANY

Commission File No. 001-11261

Incorporated under the laws	I.R.S. Employer Identification
of South Carolina	No. 57-0248420
1 N. Second St.
Hartsville, South Carolina 29550
Telephone: 843/383-7000

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On April 12, 2018, the registrant entered into a 364-day, $100 million Term Loan Facility with Bank of America, N.A. The full $100 million was drawn from this facility on April 12, 2018, and the proceeds, along with proceeds from existing credit facilities, were used to fund the acquisition of Highland Packaging Solutions on April 12, 2018. The loan has a 364-day term and the registrant has a one-time option to extend the term for an additional 364 days at its sole discretion. Interest is assessed at the London Interbank Offered Rate (LIBOR) plus a margin based on a pricing grid that uses the registrant’s credit ratings.  The current LIBOR margin is 110 basis points. There is no required amortization and repayment can be accelerated at any time at the discretion of the registrant.

Section 7 – Regulation FD

Item 7.01	Regulation FD Disclosure.

On April 12, 2018, Sonoco Products Company issued a news release announcing that it had completed the acquisition of Highland Packaging Solutions, for approximately $150 million. The transaction was funded with proceeds from existing credit facilities, including the $100 million, 364-day term loan described under Item 2.03 of this Current Report on Form 8-K. A copy of that release is attached hereto as Exhibit 99.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99	Registrant's news release dated April 12, 2018, announcing its completion of the acquisition of Highland Packaging Solutions

EXHIBIT INDEX

99	Registrant's news release dated April 12, 2018, announcing its completion of the acquisition of Highland Packaging Solutions

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONOCO PRODUCTS COMPANY

Date: April 13, 2018	By: /s/ Barry L. Saunders
Barry L. Saunders
Senior Vice President and Chief Financial Officer